SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2008

I.D. SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15087	22-3270799
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

One University Plaza, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 26, 2008, I.D. Systems, Inc. (the “Company”) issued a press release regarding its revised outlook for financial results for the fiscal year ending December 31, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, including, without limitation, Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company’s expected financial results for the fiscal year ending December 31, 2008. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K regarding our financial position, financial guidance, business strategy, products, markets, plans or objectives for future operations are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit 99.1 - Press release dated August 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:_/s/ Ned Mavrommatis__________
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: August 26, 2008